AMENDMENT NO. 2 TO ADVISORY AGREEMENT

This Amendment No. 2 to Advisory Agreement (this “Amendment”) entered into as of November 8, 2010 (the “Amendment Effective Date”) amends the Advisory Agreement dated December 11, 2009, as amended by that certain Amendment to Advisory Agreement dated October 18, 2010 (“Advisory Agreement”), by and among SummerHaven Investment Management, LLC (“SHIM”), a Delaware limited liability company with its principal place of business at 1266 East Main Street, Soundview Plaza, Fourth Floor, Stamford, CT 06902, and United States Commodity Funds LLC (“USCF”), a Delaware limited liability company with its principal place of business at 1320 Harbor Bay Parkway, Suite 145, Alameda, California 94502.

WHEREAS, USCF desires to retain SHIM to provide certain consulting services in connection with the operation of a new fund in connection with the SummerHaven Copper Index (the “New Fund”) that will be registered as separate series of the United States Commodity Index Funds Trust, a Delaware statutory trust, and the units of the New Fund will be offered to the public and will be traded on a national securities exchange (the date on which the New Fund commences trading, the “Launch Date”); and

WHEREAS, pursuant to the Licensing Agreement with SHIM dated December 11, 2009 as amended by that certain Amendment to Licensing Agreement dated October 18, 2010 and that certain Amendment No. 2 to Licensing Agreement dated as of the date hereof, USCF will be granted a sublicense from SHIM with respect to the SummerHaven Copper Index (the “New Index”), which is owned, calculated, maintained and published by SummerHaven Index Management, LLC and licensed to SHIM, for the use of certain names and marks and the use of the New Index as set forth therein;

NOW, THEREFORE, in consideration of the foregoing, the parties agree to amend the Advisory Agreement as follows:

1.	The Advisory Agreement shall be amended to add a new Exhibit G, which shall be in the form attached hereto, identifying the New Index and service marks for the New Index.

2.
Except as otherwise provided herein, all references to the “Index” in the Advisory Agreement shall be deemed to include the New Index, and references to the “Fund” shall be deemed to include the New Fund, as the context may so require.

3.
The Advisory Agreement shall be amended to add a new Exhibit H, which shall be in the form attached hereto, providing the Fee Schedule for the New Index. For avoidance of doubt, the Fee Schedule set forth in Exhibit H shall apply to the New Fund.

4.	With respect to the New Index only, the Advisory Agreement shall be amended to substitute “Amendment Effective Date” for “Effective Date”.

Except as otherwise set forth herein, the Advisory Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have entered into this Amendment No. 2 to Advisory Agreement as of the Amendment Effective Date.

SUMMERHAVEN INVESTMENT MANAGEMENT, LLC

By:	/s/ Ashraf R. Rizvi
Name Ashraf R. Rizvi
Title Partner

UNITED STATES COMMODITY FUNDS LLC

By:	/s/ Howard Mah
Name Howard Mah
Title Management Director

Exhibit G

Fee Schedule

USCF and/or the applicable New Fund will pay a monthly advisory fee in connection with the SummerHaven Copper Index (the “Fee”) to SHIM equal to the product of “A” minus “B”, with that result multiplied by 0.5, minus “C”, where:

“A” equals the amount of all management, advisory, or other fees currently payable by the applicable New Fund to USCF during the measured monthly period as measured in basis points, and,

“B” equals 18 basis points, and,

“C” equals 6 basis points.

USCF and/or the applicable New Fund will pay the advisory fee as a percentage of the average daily assets of such New Fund to SHIM, which shall be paid on a monthly basis. The advisory fee for each month will be calculated as the sum of daily calculated advisory fees according to the following formula:

Daily Advisory Fee = (Total Assets of the applicable New Fund x ((A-B) x .5) - .C, divided by 365.

On days that the units of the applicable New Fund are not traded, the Total Assets for the respective advisory fees will be those determined on the previous day on which such New Fund’s units were traded.

The Fee shall be paid to SHIM within 30 days of the end of each calendar month.

Exhibit H

Index:

SummerHaven Copper Index (“SCI”), as described in the final prospectus to be filed by the relevant New Fund in its initial public offering or as otherwise agreed by USCF and SHIM

Service Marks:

SCI